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[DJ ORTHO LOGO]



                                                                    EXHIBIT 99.1

 COMPANY INVESTOR/ MEDIA CONTACT:
 --------------------------------
 dj Orthopedics, Inc.
 Mark Francois, Director of Investor Relations
 (760) 734-4766
 www.djortho.com

FOR IMMEDIATE RELEASE


DJ ORTHOPEDICS ANNOUNCES JACK BLAIR AS CHAIRMAN OF THE BOARD OF DIRECTORS


        SAN DIEGO, Calif. (August 1, 2002) -- dj Orthopedics, Inc. (NYSE: DJO), a designer, manufacturer and marketer of products and services for the orthopedic sports medicine market, today announced the appointment of Jack R. Blair as the new non-executive Chairman of its Board of Directors.

        Mr. Blair joined the Board of Directors at the end of January 2002. He brings more than 25 years experience in orthopedics and the healthcare field. Mr. Blair also serves as non-executive Chairman of SCB Computer Technology, Inc. and is a Director of Buckman Laboratories, Inc. and NuVasive, Inc. He previously served as a Director and Group President of Smith & Nephew, plc, with responsibility for all operations in North America, South America and Japan, including the Company when it was part of the Smith & Nephew group.

        "We are delighted to have Jack assume the position of Chairman of our Board of Directors," said Les Cross, President and CEO of dj Orthopedics. "His leadership, experience and business background will be a major factor in the implementation of our growth strategies in the foreseeable future."

        Blair replaces Charles T. Orsatti as Chairman of the Board of Directors. Mr. Orsatti will remain as a member of the Board.

        dj Orthopedics, Inc. is a global orthopedic sports medicine company specializing in the design, manufacture and marketing of surgical and non-surgical products and services that repair, regenerate and



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rehabilitate soft tissue and bone, help protect against injury and treat osteoarthritis of the knee. Its broad range of more than 600 products, many of which are based on proprietary technologies, includes rigid knee braces, soft goods, specialty and other complementary orthopedic products and its recently introduced line of surgical products. These products provide solutions for patients and orthopedic sports medicine professionals throughout the patient's continuum of care.

        This press release contains or may contain forward-looking statements such as statements regarding the Company's future growth and profitability, growth strategy and trends in the industry in which the Company operates. These forward-looking statements are based on the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are the risk that we may not be able to successfully implement our business strategy; our limited experience in designing, manufacturing and marketing products for the repair and regeneration segments of the orthopedic sports medicine market; our transition to direct distribution of our products in certain foreign countries; our ability to successfully develop or license and timely introduce and market new products or product enhancements; our dependence on our orthopedic professionals, agents and distributors for marketing our products; risks associated with our acquisition strategy and international operations; competition in our markets; the risk that our quarterly operating results are subject to substantial fluctuations; our high level of indebtedness and the restrictions imposed by the terms of our indebtedness; our ability to generate cash to service our debts; the effects of healthcare reform, managed care and buying groups on prices of our products; the uncertainty of domestic and foreign regulatory clearance and approval of our products; the sensitivity of our business to general economic conditions; uncertainty relating to third party reimbursement; pending litigation; and the other risk factors affecting the Company detailed from time to time in the documents filed by the Company with the Securities and Exchange Commission.



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